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                                                                    Exhibit 21.0
                              LIST OF SUBSIDIARIES

SUBSIDIARY                                         JURISDICTION OF ORGANIZATION
----------                                         ----------------------------
Park Meridian Bank                                 North Carolina
Park Mortgage Company, L.L.C                       North Carolina
Park Meridian Statutory Trust I                    Connecticut



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